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                                                                    Exhibit 99.1

                      Form of Proxy for Special Meeting of
                   Shareholders of SCI Financial Group, Inc.

     The undersigned shareholder of SCI Financial Group, Inc. ("SCI") acknowledges receipt of the notice of special meeting of SCI shareholders to be held March 28, 2001, and the proxy statement-prospectus, dated February 23, 2001, and the undersigned appoints Barbara A Knapp and Donald H. Muller, or each of them, as proxies for the undersigned, each with full power of substitution, to vote all shares of common stock of SCI that the undersigned is entitled to vote at the special meeting of SCI shareholders to be held on March 28, 2001, and at any adjournments or postponements thereof, as follows, hereby revoking any proxy previously given:

     1. To approve the merger of SCI with and into a wholly-owned subsidiary of Wells Fargo.

           _______  FOR*         _______  AGAINST         _______  ABSTAIN

          *A vote "FOR" this proposal means approval of each of the following relating to such merger:

          a. the agreement and plan of reorganization, dated as of November 21, 2000, by and between Wells Fargo & Company and SCI Financial Group, Inc.;

          b. the form of agreement and plan of merger, to be entered into before the merger, by and between SCI and the wholly-owned subsidiary of Wells Fargo;

          c. the form of escrow agreement, to be entered into before the merger, by and among SCI, Wells Fargo, Barbara A. Knapp and an escrow agent to be named; and

          d. the appointment of Barbara A. Knapp to act as agent for SCI shareholders under the escrow agreement.

     2. In the discretion of the persons appointed proxies hereby to vote on such other matters as may properly come before the special meeting.

     Shares represented by this proxy will be voted as directed by the shareholder. The Board of Directors recommends a vote "FOR" proposal 1. If no direction is supplied, the proxy will be voted "FOR" proposal 1.

                              Dated: _______________________________.

                              ________________________________________
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                              ________________________________________
                              (Please sign exactly as name appears at left.)

                              (If stock is owned by more than one person, all owners should sign. Persons signing as executors administrators, trustees, or in similar capacities should so indicate.)

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                BOARD OF DIRECTORS OF SCI FINANCIAL GROUP, INC.